                                                                   EXHIBIT 10.31

                          AGREEMENT AND MUTUAL RELEASE


         THIS AGREEMENT AND MUTUAL RELEASE ("Agreement"), effective on the date hereof, is entered into in Richardson, Texas by and between Minorplanet Systems USA, Inc., formerly known as @Track Communications, Inc., a Delaware corporation, with its principal place of business located at 1155 Kas Drive, Suite 100, Richardson, Texas, 75081 ("Employer"), and Jana A. Bell, an individual residing 305 Falcon Court, Coppell, Texas, 75019 ("Executive").

         WHEREAS, on June 21, 2001, Jana A. Bell and @Track Communications, Inc., now known as Minorplanet Systems USA, Inc. ("MPUSA") entered into that certain Employment Agreement ("Employment Agreement") which Employment Agreement is incorporated herein as if fully set forth at this point;

         WHEREAS, on June 21, 2002, the initial one (1) year term of the Employment Agreement expired and the Employment Agreement continued in effect on a month to month basis;

         WHEREAS, throughout the month of July 2002, Employer and Executive engaged in negotiations regarding Executive's continued employment with Employer under the Employment Agreement;

         WHEREAS, Employer and Executive were unable to reach agreement on the terms and conditions of Executive's continued employment with Employer; and

         WHEREAS, Executive and Employer agreed to a termination of their employment relationship on those terms as set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Employer and Executive, intending to be legally bound, hereby agree as follows:

1) Employer shall provide Executive with the compensation as set forth in Paragraph 6(a), (b), (c) and (d) of the Employment Agreement, including the following:

     a) Severance pay equal to seven (7) months base salary under the Employment Agreement in the total amount of $175,000.00. MPUSA shall pay such sum according to the following payment schedule:

                    (i) $87,500, less $41,500 in federal withholding tax, less applicable deductions for social security and Medicare, to be paid contemporaneously with the execution of this Agreement;

                    (ii) $29,166.66, less $13,833.33 in federal withholding tax, less applicable deductions for social security and Medicare on or before October 15, 2002;


                    (iii) $29,166.66, less $13,833.33 in federal withholding
                         tax, less applicable deductions for social security and Medicare on or before November 15, 2002; and,

                    (iv) $29,166.66, less $13,833.33 in federal withholding tax, less applicable deductions for social security and Medicare on or before December 15, 2002.

     b) Any salary earned by Executive prior to August 23, 2002 as provided in Paragraph 3(a) of the Employment Agreement;

     c)   any accrued, but unpaid, vacation benefits;

     d)   any authorized but unreimbursed business expenses; and

     e) continued medical insurance benefits, at Employer's expense, for a period of twelve (12) months from the date of separation.


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                                  EXHIBIT 10.31
                          AGREEMENT AND MUTUAL RELEASE


2) The parties acknowledge that pursuant to Section 3(c) of the Employment Agreement, an annual discretionary bonus may be awarded in whole or in part based on the level of incentive bonus plan performance criteria achieved by Executive, in the sole judgment of the Board of Directors of Employer. MPUSA represents that as of the date of this Agreement the Compensation Committee of the Board of Directors ("Committee") has determined, in its sole discretion, that no bonuses shall be awarded to Employer's senior executive team, including Employee, for the fiscal year ending August 31, 2002. Accordingly, as of the date of this Agreement, Executive shall not receive a bonus for the fiscal year ending August 31, 2002. In the event the Committee and/or the Board of Directors reverses this decision, and any member of the senior executive team is awarded a bonus for the fiscal year ending August 31, 2002, then Executive shall receive an award equal to the average percentage of targeted goals achieved by the other members of the senior executive team; however, such bonus, if any, shall be no less than fifty percent (50%) of the maximum annual bonus set forth in paragraph 3(c) of the Employment Agreement.

3) Executive shall resign her position as a Director on the Board of Directors of Employer, Minorplanet Systems USA Ltd. and Caren (292) Ltd. effective August 23, 2002.

4) RELEASE OF MPUSA. Executive agrees on behalf of herself and all of her heirs or personal representatives, to release MPUSA, all of MPUSA's affiliates, including parent companies and subsidiaries, and all of MPUSA's present and former officers, directors, agents, employees, employee benefit programs, and the trustees, administrators, fiduciaries, and insurers of such programs, from any and all claims for relief of any kind, whether known to her or unknown, which in any way arise out of or relate to her employment, the termination of her employment with MPUSA, the Employment Agreement, and concerning events occurring at any time up to the date of this Agreement including, but not limited to, any and all claims of discrimination of any kind and any and all contractual, tort or other common law claims, whether legal or equitable, including under any applicable federal laws, including, but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. Section 1981, the American with Disabilities Act, the Equal Pay Act, the Worker Adjustment and Restraining Notification Act, the Employment Retirement Income Security Act, the Family Medical Leave Act, or under any applicable state or local laws or ordinances or any other legal restrictions on MPUSA's rights, including the Texas Commission on Human Rights Act. However, the releases set forth herein do not include the release of any claims arising under this Agreement, any rights Executive may have for pension or retirement benefits, any rights for COBRA benefits, any rights Executive may have as a shareholder of MPUSA, and any rights Executive has in stock options granted to the Executive during the term of employment.

5) RELEASE AND INDEMNIFICATION OF EXECUTIVE. MPUSA, all of its affiliates, including parent companies and subsidiaries, hereby releases Executive from any and all claims for relief of any kind, whether known or unknown, which in any way arise out of or relate to Executive's employment with MPUSA. MPUSA shall continue to indemnify Executive to the fullest extent permitted by law, and as set forth in the Bylaws of MPUSA, against all judgments, penalties, fines, settlements and reasonable expenses actually incurred by Executive in connection with any proceeding in which Executive is, or threatened to be named, a defendant because of Executive's position as a director, officer, employee or agent of MPUSA.

6) Neither MPUSA nor Executive shall disparage the character, reputation, or business of the other in communications with any other person or entity.

7) Executive further agrees to adhere to all terms and conditions of the Employment Agreement which survive termination thereof, including but not limited to, Section 4 thereof. Further, the parties agree not to disclose or misrepresent to anyone the terms of this Agreement, except as may be required by law.


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                                  EXHIBIT 10.31
                          AGREEMENT AND MUTUAL RELEASE


8) This Agreement does not constitute an admission of any kind by either party. The parties understand and agree that if either party violates this Agreement, the injured party may sue the offending party for the damages caused by such breach and/or for injunctive relief to enforce this Agreement.

9) This Agreement shall be governed by and construed in accordance with the laws of the state of Texas, without giving effect to the conflict of laws (rules) or choice of laws (rules) thereof. The parties consent to the exclusive personal jurisdiction and venue of the state district court residing in Dallas County, Dallas, Texas (or if applicable, the federal district court for the Northern District of Texas, Dallas Division) for all litigation which may be brought with respect to or arising out of the terms of and the transactions and relationships contemplated by this Agreement.


10) Executive acknowledges and agrees that Executive is entering into this Agreement freely and voluntarily and Executive is satisfied that Executive has been given sufficient opportunity to consider it and consult with an attorney. Executive acknowledges that Executive has carefully read and understands all of the provisions of this Agreement.

11) Executive represents that no other statements, promises, or commitments of any kind, written or oral, have been made to Executive by MPUSA, or any of its agents, to cause Executive to accept it. Executive acknowledges that Executive has been advised to consult legal counsel concerning this Agreement prior to signing the Agreement, and that Executive have been given sufficient opportunity to do so. Executive acknowledges acceptance of this Agreement by her signature below:


     IT IS SO AGREED, on the 24 day of September, 2002.


       /s/ Jana Ahlfinger Bell           MINORPLANET SYSTEMS USA, INC.
       -----------------------
           Jana A. Bell
                                         By: /s/ J. Raymond Bilbao
                                            ---------------------------
                                         Its: Sr. V.P., General Counsel
                                              & Secretary


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